Exhibit 99.1

VAREX ANNOUNCES FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL YEAR 2020

SALT LAKE CITY, August 12, 2020 – Varex Imaging Corporation (Nasdaq: VREX) today announced its unaudited financial results for the third quarter of fiscal year 2020.

3QFY20 Summary

•Revenues were $171 million
•GAAP gross margin was 15% | non-GAAP gross margin* was 26%
•GAAP operating earnings margin was (15.7)% | non-GAAP operating earnings margin* was (0.7)%
•GAAP net loss was ($0.73) per diluted share | non-GAAP net loss* was ($0.20) per diluted share

“During the third quarter of fiscal year 2020, the impact of COVID-19 resulted in declining sales and a sizeable unfavorable shift in product mix that reduced our revenues, margins and profitability. While sales of CT tubes and other radiographic products used in COVID-19 related diagnostic imaging applications increased significantly, total revenues declined 13% from the year ago quarter due to sales declines in other products, such as those for oncology, dental and industrial applications,” said Sunny Sanyal, Chief Executive Officer of Varex.

In response to the decline in revenues and gross margin, Varex has taken a number of actions that are expected to reduce annual operating costs by more than $25 million, including:

•Accelerating the previously announced closure of its Santa Clara facility, with most assembly operations shut down in June.
•Discontinuing certain low margin, low demand products resulting in a $16 million pretax non-cash charge during the third quarter of fiscal year 2020 for the write-down of associated inventory and restructuring activity.
•Downsizing the workforce by eliminating 94 positions at the end of July, which when combined with other actions, is expected to result in an overall workforce reduction of about 10% in calendar year 2020.
•Closely managing discretionary spending and capital expenditures.

“We believe that these and other actions, as well as a continued focus on pursuing productivity gains, will better position Varex when the imaging markets recover from the downturn caused by COVID-19,” said Sanyal.

Additional financial information is provided in the unaudited financial statements attached to this press release.

Convertible Notes Offering

During the third quarter of fiscal year 2020, Varex restructured its debt with an issuance of $200 million of 4.00% Convertible Senior Notes due 2025. Varex used the net proceeds to improve its liquidity position by increasing its cash balance and reducing Varex’s debt under its current credit facility.

Fourth Quarter Outlook

Due to the uncertainty associated with the COVID-19 pandemic, Varex previously withdrew its annual revenue and EPS guidance for the full fiscal year 2020. While management re-evaluates what guidance will be provided on an ongoing basis, for the fourth quarter of fiscal year 2020 Varex expects revenues to be in the range of $155 million to $170 million.

Non-GAAP Financial Measures

*Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.

Conference Call Information

Varex will conduct its earnings conference call for the third quarter of fiscal year 2020 today at 3:00 p.m. Mountain Time. The conference call will be webcast live and can be accessed at Varex’s website at investors.vareximaging.com. Access will also be available by dialing 1-877-524-8416 from anywhere in the U.S. or by dialing 1-412-902-1028 from non-U.S. locations. The webcast of this call will be archived on Varex’s website and a replay of the call will be available from today through August 26th at 1-877-660-6853 from anywhere in the U.S. or 1-201-612-7415 from non-U.S. locations. The replay conference call access code is 13707029.

About Varex

Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate Varex’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located at manufacturing and service center sites in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements concerning unaudited financial results; the impact of COVID-19 on Varex’s business; benefits of current and future restructurings and other cost reduction actions; industry or market outlook; customer demand; potential impact of tariffs, revenues, product volumes, or other expected future financial results or performance; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varex’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include the severity and duration of the COVID-19 pandemic and its impact on both the global economy and the Varex’s business; our ability to maintain compliance with financial covenants in our credit facility; supply chain and labor disruptions due to COVID-19 or otherwise; shifts in product mix; not receiving the intended benefit of current or future restructurings or cost reduction actions; the continued impact of tariffs or a global trade war on Varex’s products and customer purchasing patterns; our ability to obtain the intended benefits and synergies of acquisitions and facility consolidations; global economic conditions; demand for and delays in delivery of products of Varex or its customers; litigation costs; Varex’s ability to develop, commercialize and deploy new products; the impact of reduced or limited demand by purchasers of certain X-ray products; the impact of competitive products and pricing; the ability to remediate material weaknesses in internal control; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statements made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varex has not filed its Form 10-Q for the third quarter of fiscal year 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time Varex files the Form 10-Q.

# # #

For Information Contact:
Howard Goldman
Director of Investor & Public Relations
Varex Imaging Corporation
801.978.5274 | howard.goldman@vareximaging.com

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except for per share amounts)	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Revenues:
Medical	$137.6	$151.6	$448.6	$444.4
Industrial	33.6	45.1	119.7	133.8
Total revenues	171.2	196.7	568.3	578.2
Gross margin:
Medical	18.0	44.2	105.2	135.4
Industrial	8.3	16.5	39.8	49.7
Total gross margin	26.3	60.7	145.0	185.1
Operating Expenses:
Research and development	19.0	20.9	61.6	58.5
Selling, general and administrative	31.4	31.2	101.5	92.3
Impairment of intangible assets	2.7	4.0	2.7	4.8
Operating expenses	53.1	56.1	165.8	155.6
Operating (loss) earnings:	(26.8)	4.6	(20.8)	29.5
Interest income	—	—	0.1	0.1
Interest expense	(6.9)	(5.1)	(16.9)	(15.7)
Other expense, net	(6.1)	(0.1)	(4.5)	(2.6)
Interest and other expense, net	(13.0)	(5.2)	(21.3)	(18.2)
(Loss) earnings before taxes	(39.8)	(0.6)	(42.1)	11.3
Income tax (benefit) expense	(11.6)	0.7	(10.9)	3.7
Net (loss) earnings	(28.2)	(1.3)	(31.2)	7.6
Less: Net earnings attributable to noncontrolling interests	0.1	0.1	0.3	0.2
Net (loss) earnings attributable to Varex	$(28.3)	$(1.4)	$(31.5)	$7.4
Net (loss) earnings per common share attributable to Varex
Basic	$(0.73)	$(0.04)	$(0.81)	$0.19
Diluted	$(0.73)	$(0.04)	$(0.81)	$0.19
Weighted average common shares outstanding
Basic	39.0	38.3	38.7	38.2
Diluted	39.0	38.3	38.7	38.4

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)	July 3, 2020	September 27, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$87.4	$29.9
Accounts receivable, net	109.7	141.0
Inventories, net	283.2	248.2
Prepaid expenses and other current assets	18.6	19.3
Total current assets	498.9	438.4
Property, plant and equipment, net	145.5	142.3
Goodwill	290.8	290.8
Intangibles assets	70.6	86.3
Investments in privately-held companies	50.9	53.6
Deferred tax assets	6.3	—
Operating lease assets	29.6	—
Other assets	29.1	27.5
Total assets	$1,121.7	$1,038.9
Liabilities, redeemable noncontrolling interests and equity
Current liabilities:
Accounts payable	$79.8	$58.2
Accrued expenses and other current liabilities	69.5	75.7
Current operating lease liabilities	5.6	—
Current maturities of long-term debt	27.6	30.7
Deferred revenues	9.4	10.5
Total current liabilities	191.9	175.1
Long-term debt	389.5	364.4
Deferred tax liabilities	—	8.2
Operating lease liabilities	24.1	—
Other long-term liabilities	35.1	32.5
Total liabilities	640.6	580.2

Redeemable noncontrolling interests	10.8	10.5
Stockholders' equity:
Preferred stock, $.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value: 150,000,000 shares authorized,
Shares issued and outstanding: 39,056,965 and 38,371,305 at July 3, 2020 and September 27, 2019, respectively.	0.4	0.4
Additional paid-in capital	427.2	371.8
Accumulated other comprehensive (loss) income	(3.1)	(1.7)
Retained earnings	42.6	74.4
Total Varex stockholders' equity	467.1	444.9
Noncontrolling interests	3.2	3.3
Total stockholders' equity	470.3	448.2
Total liabilities, redeemable noncontrolling interests and equity	$1,121.7	$1,038.9

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
GROSS MARGIN RECONCILIATION
Revenues	$171.2	$196.7	$568.3	$578.2
Gross margin	$26.3	$60.7	$145.0	$185.1
Amortization of intangible assets	2.1	2.2	6.9	6.0
Restructuring charges	2.3	3.3	3.5	7.5
Other non-operational costs	14.5	—	18.5	—
Purchase price accounting adjustments	—	0.6	0.3	0.6
Non-GAAP gross margin	$45.2	$66.8	$174.2	$199.2
Gross margin %	15.4%	30.9%	25.5%	32.0%
Non-GAAP gross margin %	26.4%	34.0%	30.7%	34.5%
OPERATING (LOSS) EARNINGS RECONCILIATION
Operating (loss) earnings	$(26.8)	$4.6	$(20.8)	$29.5
Amortization of intangible assets (includes amortization impacts to cost of revenues)	4.2	4.1	13.1	11.4
Purchase price accounting adjustments (includes purchase price accounting impacts to cost of revenues)	—	0.6	0.3	0.6
Separation and related costs	—	1.0	2.5	2.2
Restructuring charges (includes restructuring impact to cost of revenues)	3.6	3.4	6.1	9.6
Acquisition and integration related costs	0.4	0.8	2.0	1.5
Intangibles impairment charges	2.7	4.0	2.7	4.8
Other non-operational costs (includes other non-operational impacts to cost of revenues)	14.7	0.1	19.0	1.6
Total operating earnings adjustments	$25.6	$14.0	$45.7	$31.7
Non-GAAP operating (loss) earnings	$(1.2)	$18.6	$24.9	$61.2
Operating (loss) earnings margin	(15.7)%	2.3%	(3.7)%	5.1%
Non-GAAP operating (loss) earnings margin	(0.7)%	9.5%	4.4%	10.6%
(LOSS) EARNINGS BEFORE TAXES RECONCILIATION
(Loss) earnings before taxes	$(39.8)	$(0.6)	$(42.1)	$11.3
Total operating earnings adjustments	25.6	14.0	45.7	31.7
Convertible notes non-cash interest expense	0.5	—	0.5	—
Acquisition related (benefit) costs	1.2	0.2	(0.8)	0.8
Investment impairment charges	2.7	—	2.7	—
Total earnings before tax adjustments	$30.0	$14.2	$48.1	$32.5
Non-GAAP (loss) earnings before taxes	$(9.8)	$13.6	$6.0	$43.8
NET (LOSS) EARNINGS AND DILUTED NET (LOSS) EARNINGS PER SHARE RECONCILIATION
Net (loss) earnings attributable to Varex	$(28.3)	$(1.4)	$(31.5)	$7.4
Total earnings before taxes adjustments	$30.0	$14.2	$48.1	$32.5
Estimated annual effective tax rate	32.3%	24.8%	24.9%	23.3%
Tax effects of operating earnings adjustments	$(9.7)	$(3.5)	$(12.0)	$(7.6)
Non-GAAP net (loss) earnings	$(8.0)	$9.3	$4.6	$32.3
Diluted net (loss) earnings per share	$(0.73)	$(0.04)	$(0.81)	$0.19
Non-GAAP diluted net (loss) earnings per share	$(0.20)	$0.24	$0.12	$0.84
Dilutive shares	39.0	38.3	38.7	38.4
Non-GAAP dilutive shares	39.0	38.8	38.8	38.4

Discussion of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These measures include: non-GAAP gross margin; non-GAAP operating earnings; non-GAAP operating earnings margin; non-GAAP net earnings; and non-GAAP net earnings per diluted share. We are providing a reconciliation above of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We are unable to provide without unreasonable effort a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing non-GAAP financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Non-GAAP measures include the following items:
Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Separation and related costs: We separated from Varian Medical Systems on January 28, 2017 and incurred non-operational expenses associated with the separation. We believe that excluding separation costs allows the users of our financial statements to better understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisitions for any costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment charges: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s ongoing business operations. These may include such items as non-ordinary course litigation, legal settlements, inventory write-downs for discontinued products, environmental settlements, governmental settlements including tax settlements and other items of similar nature.

Convertible notes non-cash interest expense: We issued convertible notes in June 2020 at a discount related to the conversion feature of the notes and capitalized certain costs related to the issuance of these notes. The discount and capitalized issuance costs are amortized into interest expense over the term of the convertible notes. The amortization recognized for the convertible notes will be greater than the cash interest payments for the notes. We believe that excluding the convertible notes non-cash interest expense allows the users of our financial statements to better understand the historic and current results of our operations. This also facilitates comparisons to peer companies.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s normal business operations, including the enactment of the Tax Cuts and Jobs Act in December 2017. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures as our historical annual consolidated effective tax rate has remained fairly consistent and is expected to remain consistent for the foreseeable future. This application of our effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, such as those related to tax reform or any other non-operational tax adjustments.